UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  September 19, 2011
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GYRODYNE COMPANY OF AMERICA, INC.
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(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24
ST. JAMES, NEW YORK 11780
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(Address of principal executive
offices) (Zip Code)

(631) 584-5400
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Registrant’s telephone number,
including area code

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2011, Gyrodyne Company of America, Inc. (the "Company") entered into an agreement (the "Agreement") with Full Value Partners L.P., Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Offshore Partners L.P., Full Value Special Situations Fund L.P., Kimball & Winthrop, Inc., Full Value Advisors LLC, Spar Advisors, LLC, Full Value Special Situations Fund GP LLC, Bulldog Investors, Phillip Goldstein and Andrew Dakos (collectively, with each affiliate and associate of the foregoing, the "Bulldog Investors"). The Agreement supersedes the agreement executed by the parties on October 27, 2008 (the “2008 Agreement”).  The 2008 Agreement was described in, and a copy of which was filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2008 which is incorporated herein by reference.

Except for the following terms, the Agreement is substantially identical to the 2008 Agreement:

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The Company has agreed to nominate Naveen Bhatia, a member of the Board of Directors of the Company (the "Board"), for election as a director of the Company at the 2011 Annual Meeting to serve in the class of directors with terms ending in 2014 (the “2014 Term”) and to recommend (and not withdraw such recommendation) to the shareholders of the Company that they vote for Mr. Bhatia at the 2011 Annual Meeting.

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If Mr. Bhatia should no longer serve as a director of the Company for any reason prior to the end of the 2014 Term, and so long as the Bulldog Investors continue to own at least 10% of the Company’s outstanding shares, the Bulldog Investors and the Company will mutually agree on a successor to hold office for the remainder of the 2014 Term.

•	Unlike the 2008 Agreement, the Agreement contains no provision prohibiting the Bulldog Investors from requesting that the Company amend, waive or terminate any provision of the Agreement.

•
The prohibition on the Bulldog Investors acquiring, or agreeing to acquire, shares of the Company if after giving effect to such acquisition the Bulldog Investors would be the economic  owner of 20% or more of the Company's outstanding voting securities excludes shares they acquire in the Company’s rights offering (the “Rights Offering”) made pursuant to the terms set forth in the Company’s prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-175515), not to exceed either 92,880 shares of Company common stock or such lower number of shares to the extent there are not enough shares to honor over-subscriptions in the Rights Offering.

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If the Company makes a public announcement that it has received a bona fide third-party written proposal for an extraordinary transaction of or involving the Company or the securities or assets of the Company, the Bulldog Investors may make an offer involving the Company that the Bulldog Investors determine in good faith to be on terms that are more favorable from a financial point of view to the Company’s shareholders.

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The Bulldog Investors will be released from their standstill obligations on the date that is thirty (30) days before the last date on which a shareholder of the Company may submit nominations for the Board in connection with the 2014 Annual Meeting of Shareholders of the Company.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement. On September 20, 2011, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Agreement, dated September 19, 2011, by and among Gyrodyne Company of America, Inc., Full Value Partners L.P., Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Offshore Partners L.P., Full Value Special Situations Fund L.P., Kimball & Winthrop, Inc., Full Value Advisors LLC, Spar Advisors, LLC, Full Value Special Situations Fund GP LLC, Bulldog Investors, Phillip Goldstein and Andrew Dakos.

99.1	Press release, dated September 20, 2011, announcing the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Stephen V. Maroney
Stephen V. Maroney
President and Chief Executive Officer

Date: September 20, 2011